Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2020

— Revenue of $1.347 Billion Increases 55.6%, 54.2% in Constant Currency —

— Organic Revenue Increases 72.5%, 70.9% in Constant Currency, as Strong Sales of COVID Tests Offset Declines in Other Businesses —

— Company Posts GAAP Diluted EPS of $1.88, Non-GAAP Diluted EPS of $2.07 —

MARLBOROUGH, Mass.--(BUSINESS WIRE)--November 4, 2020--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 26, 2020.

“We capped off an unprecedented fiscal year with remarkable financial results in our fourth quarter,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “These results were driven by the tireless efforts of our Diagnostics, European and supply chain teams to provide COVID-19 tests, and by steady improvement in our other businesses compared to the June quarter.”

Recent Highlights

  Revenue increased 55.6% for the quarter, or 54.2% in constant currency, including revenue from the divested Medical Aesthetics business in the prior year period. Excluding material acquisitions and divestitures, organic revenue in the fourth quarter increased 72.5%, or 70.9% in constant currency.
  Worldwide Molecular Diagnostics revenue of $818.9 million increased 375.8%, or 370.8% in constant currency, far exceeding expectations based on increased production of, and strong global demand for, the Company’s two SARS-CoV-2 assays that run on the fully automated Panther® and Panther Fusion® systems.
  GAAP earnings per share (EPS) were $1.88, compared to ($0.46) in the prior year period. Non-GAAP EPS of $2.07 increased 218.5% over the prior year period.
  Completed the acquisition of Acessa Health, strengthening the Company’s leadership position in the GYN surgical space, for approximately $80 million in cash plus contingent payments based on future revenue growth.
  Completed a $950 million private placement of 3.250% senior unsecured notes due 2029. Used the proceeds of the offering and available cash to refinance the 4.375% senior unsecured notes due 2025, which were called and retired on October 15.
  Cash flow from operations was $442.0 million in the fourth quarter. Based on this strong cash flow, the Company repaid $250 million of debt under its revolving credit facility, and repurchased 1.7 million shares of its common stock for $100.2 million.

Key financial results for the fiscal fourth quarter are shown in the table below.

	GAAP			Non-GAAP
	Q4’20	Q4’19	Change Increase (Decrease)	Q4’20	Q4’19	Change Increase (Decrease)
Revenues	$1,347.0	$865.8	55.6%	$1,347.0	$865.8	55.6%
Gross Margin	69.2%	28.8%	4,040 bps	74.2%	61.7%	1,250 bps
Operating Expenses	$299.0	$335.9	(11.0%)	$276.6	$279.3	(1.0%)
Operating Margin	47.0%	(10.0%)	N.M.	53.7%	29.4%	2,430 bps
Net Margin	36.6%	(14.3%)	N.M.	40.4%	20.2%	2,020 bps
Diluted EPS	$1.88	($0.46)	N.M.	$2.07	$0.65	218.5%

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. GAAP financial results for the fourth quarter of fiscal 2019 reflect the Company’s 2019 10-K filing, which included additional impairment charges related to the Medical Aesthetics divestiture that were finalized after the Company issued its fourth quarter earnings release on November 6, 2019. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Organic revenue is on a constant currency basis and excludes the divested Blood Screening and Medical Aesthetics businesses, as well as the acquired SSI and Acessa businesses.

Revenue Detail

			Increase (Decrease)
$ in millions	Q4’20	Q4’19	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$111.4	$118.0	(5.6%)	(6.6%)	(4.2%)	(8.2%)	(11.3%)
Molecular Diagnostics	$818.9	$172.1	375.8%	370.8%	319.4%	626.4%	599.7%
Blood Screening	$8.7	$16.7	(47.9%)	(48.2%)	(48.2%)	N/A	N/A
Total Diagnostics	$939.0	$306.8	206.1%	202.8%	185.5%	273.8%	260.3%
Excluding Blood	$930.3	$290.1	220.7%	217.3%	203.4%	273.8%	260.3%

Breast Health
Breast Imaging	$235.5	$289.0	(18.5%)	(19.1%)	(19.9%)	(13.8%)	(16.4%)
Interventional Breast Solutions	$53.7	$53.6	0.2%	(0.3%)	2.7%	(12.6%)	(15.6%)
Total Breast Health	$289.2	$342.6	(15.6%)	(16.2%)	(16.1%)	(13.6%)	(16.3%)
Excluding SSI	$283.0	$342.6	(17.4%)	(18.0%)	(16.4%)	(21.1%)	(23.8%)

Medical Aesthetics*	$0.0	$76.9	N/A	N/A	N/A	N/A	N/A

GYN Surgical	$100.2	$114.5	(12.5%)	(12.9%)	(12.9%)	(10.4%)	(13.0%)

Skeletal Health	$18.6	$25.0	(25.6%)	(26.3%)	(26.0%)	(24.4%)	(26.7%)

Total	$1,347.0	$865.8	55.6%	54.2%	51.6%	68.0%	62.1%
Excluding divested Blood and Aesthetics businesses	$1,338.3	$772.2	73.3%	71.7%	64.2%	105.3%	98.1%
Excluding divestitures and SSI, Acessa acquisitions (organic)	$1,331.8	$772.2	72.5%	70.9%	64.0%	102.2%	95.0%

* Hologic completed the divestiture of its Medical Aesthetics business on December 30, 2019.

Other Financial Highlights

  U.S. revenue of $994.9 million increased 51.6%. International revenue of $352.1 million increased 68.0%, or 62.1% in constant currency. Organically, U.S. revenue of $985.0 million increased 64.0%, while international revenue of $346.8 million increased 102.2%, or 95.0% in constant currency.
  GAAP gross margin of 69.2% increased 4,040 basis points, primarily due to sales of SARS-CoV-2 tests and non-cash impairment charges in the prior year period associated with the Medical Aesthetics divestiture. Non-GAAP gross margin of 74.2% increased 1,250 basis points, primarily due to sales of SARS-CoV-2 tests and the divestiture of the lower margin Medical Aesthetics business.
  GAAP operating margin was 47.0%, compared to an operating loss of (10.0%) in the prior year period. Non-GAAP operating margin of 53.7% increased 2,430 basis points, primarily due to sales of SARS-CoV-2 tests and the divestiture of the lower margin Medical Aesthetics business.
  GAAP net income attributable to Hologic was $495.0 million, compared to a net loss of ($123.5) million in the prior year period. Non-GAAP net income attributable to Hologic of $543.7 million increased 210.7%. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $748.5 million, an increase of 169.5%.
  Total principal debt outstanding at the end of the fourth quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $701.0 million, and a net leverage ratio (net debt over adjusted EBITDA) of 1.5 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 18.5% increased 550 basis points compared to the prior year period.

Financial Guidance for the First Quarter of Fiscal 2021

“We expect our strong financial performance to continue in the first quarter of fiscal 2021, driven by our COVID tests and continued recovery of our other businesses,” said Karleen Oberton, Hologic’s Chief Financial Officer.

Hologic’s financial guidance for the first quarter of fiscal 2021 is shown in the table below. The guidance is based on a non-GAAP tax rate of approximately 22.75%, and diluted shares outstanding of approximately 263 million for the quarter. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2021 as in fiscal 2020. Current guidance assumes that recent foreign exchange rates persist for all of the first quarter of fiscal 2021. Organic revenue guidance is on a constant currency basis and excludes the divested Blood Screening and Medical Aesthetics businesses, as well as the acquired Acessa business.

Guidance for the First Quarter of Fiscal 2021
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)

Q1 2021
Revenue	$1,350 - $1,425	58.7% to 67.6%	56.6% - 65.4%	71.1% - 80.8%
GAAP EPS	$1.88 - $2.03	31.5% - 42.0%
Non-GAAP EPS	$2.10 - $2.25	244.3% - 268.9%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value and adjustments to contingent consideration; (iv) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to its divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impact of tax reform and other one-time impacts related to internal restructuring and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines organic revenue to exclude the divested Blood Screening and Cynosure businesses, and the acquired SSI and Acessa businesses.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2020. Approximately 10 minutes before the call, dial 888-204-4368 (in the U.S. and Canada) or +1 323-994-2093 (international) and enter access code 9969459. A replay will be available approximately two hours after the call ends through Friday, November 27, 2020. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 9969459, PIN 7018. The Company will also provide a live webcast of the call at investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Revenues:
Product	$1,202.5	$716.4	$3,227.0	$2,771.3
Service and other	144.5	149.4	549.4	596.0
Total revenues	1,347.0	865.8	3,776.4	3,367.3

Cost of revenues:
Product	267.8	247.9	953.7	948.7
Amortization of intangible assets	63.8	78.6	253.2	318.5
Impairment of intangible assets and equipment	—	204.1	25.8	578.7
Service and other	83.6	85.7	316.2	350.5

Gross profit	931.8	249.5	2,227.5	1,170.9

Operating expenses:
Research and development	57.0	60.4	222.5	232.2
Selling and marketing	125.7	141.8	484.6	564.9
General and administrative	95.6	83.7	356.0	332.3
Amortization of intangible assets	10.2	11.9	39.7	52.0
Impairment of intangible assets and equipment	—	37.5	4.4	106.7
Restructuring and divestiture charges	10.5	0.6	15.3	6.6
Total operating expenses	299.0	335.9	1,122.5	1,294.7

Income (loss) from operations	632.8	(86.4)	1,105.0	(123.8)
Interest income	0.3	1.3	4.3	4.6
Interest expense	(25.0)	(34.8)	(116.5)	(140.8)
Debt extinguishment loss	—	—	—	(0.8)
Other income (expense), net	9.0	(2.8)	9.1	3.1

Income (loss) before income taxes	617.1	(122.7)	1,001.9	(257.7)
Provision (benefit) for income taxes	123.5	0.8	(108.6)	(54.1)

Net income (loss)	$493.6	$(123.5)	$1,110.5	$(203.6)

Net loss attributable to noncontrolling interest	(1.4)	—	(4.7)	—
Net income (loss) attributable to Hologic	$495.0	$(123.5)	$1,115.2	$(203.6)

Net income (loss) per common share attributable to Hologic:
Basic	$1.90	$(0.46)	$4.24	$(0.76)
Diluted	$1.88	$(0.46)	$4.21	$(0.76)

Weighted average number of shares outstanding:
Basic	259,908	268,894	262,727	269,413
Diluted	263,179	268,894	264,613	269,413

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	September 26, 2020	September 28, 2019
ASSETS

Current assets:
Cash and cash equivalents	$701.0	$601.8
Accounts receivable, net	1,028.9	648.7
Inventory	395.1	444.9
Other current assets	97.3	97.7
Total current assets	2,222.3	1,793.1

Property, plant and equipment, net	491.5	470.9
Goodwill and intangible assets	3,965.4	4,023.5
Other assets	516.6	154.6
Total assets	$7,195.8	$6,442.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$324.9	$271.4
Accounts payable and accrued liabilities	728.3	619.2
Deferred revenue	186.1	179.5
Total current liabilities	1,239.3	1,070.1

Long-term debt, net of current portion	2,713.9	2,783.6
Deferred income taxes	201.8	275.3
Other long-term liabilities	333.5	197.4
Total Hologic stockholders' equity	2,705.2	2,115.7
Noncontrolling interest	2.1	—
Total liabilities and stockholders’ equity	$7,195.8	$6,442.1

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Years Ended
	September 26, 2020	September 28, 2019
OPERATING ACTIVITIES
Net income (loss)	$1,110.5	$(203.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	83.1	92.5
Amortization	292.9	370.6
Stock-based compensation expense	83.3	62.0
Deferred income taxes	(94.4)	(235.7)
Intangible asset and equipment impairment charges	30.2	685.4
Other adjustments and non-cash items	27.3	34.6
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(427.1)	(76.5)
Inventory	(25.3)	(63.0)
Prepaid income taxes	(3.8)	(3.2)
Prepaid expenses and other assets	(286.2)	(6.0)
Accounts payable	(4.9)	(5.5)
Accrued expenses and other liabilities	96.0	(16.5)
Deferred revenue	15.0	14.4
Net cash provided by operating activities	896.6	649.5
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(119.4)	(110.6)
Net proceeds from sale of business	139.3	—
Purchase of equity method investment in SSI	—	(18.2)
Loans to SSI	—	(28.4)
Purchase of property and equipment	(98.3)	(57.0)
Increase in equipment under customer usage agreements	(58.1)	(52.1)
Purchase of cost-method investment	—	(3.0)
Purchase of insurance contracts	(2.4)	—
Purchase of intellectual property	—	(4.5)
Other activity	(2.7)	(6.9)
Net cash used in investing activities	(141.6)	(280.7)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,500.0
Repayment of long-term debt	(37.5)	(1,462.5)
Proceeds from revolving credit line	750.0	480.0
Repayments under revolving credit line	(500.0)	(780.0)
Proceeds from accounts receivable securitization program	16.0	43.0
Repayments under accounts receivable securitization program	(250.0)	(34.0)
Purchase of non-controlling interest	(1.8)	—
Repurchases of common stock	(653.6)	(200.1)
Payment of debt issuance costs	—	(2.7)
Payoff of acquired long term debt	(8.3)	(2.5)
Payment of deferred acquisition consideration	(24.3)	(6.5)
Purchase of interest rate caps	—	(1.5)
Net proceeds from issuance of common stock under employee stock plans	65.6	49.8
Payment of minimum tax withholdings on net share settlements of equity awards	(14.3)	(12.8)
Payments under finance lease obligations	(1.7)	(1.7)
Net cash used in financing activities	(659.9)	(431.5)
Effect of exchange rate changes on cash and cash equivalents	4.1	(2.2)
Net increase (decrease) in cash and cash equivalents	99.2	(64.9)
Cash and cash equivalents, beginning of period	601.8	666.7
Cash and cash equivalents, end of period	$701.0	$601.8

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Gross Profit:
GAAP gross profit	$931.8	$249.5	$2,227.5	$1,170.9
Adjustments:
Amortization of intangible assets (1)	63.8	78.6	253.2	318.5
Additional Cynosure related expenses (19)	2.3	—	2.3	—
Integration/consolidation costs (3)	0.3	0.1	0.9	0.3
Impairment of intangible assets and equipment (16)	—	204.1	25.8	578.7
Fair value write-up of acquired inventory sold (13)	1.5	1.7	6.7	7.1
Non-GAAP gross profit	$999.7	$534.0	$2,516.4	$2,075.5

Gross Margin Percentage:
GAAP gross margin percentage	69.2%	28.8%	59.0%	34.8%
Impact of adjustments above	5.0%	32.9%	7.6%	26.8%
Non-GAAP gross margin percentage	74.2%	61.7%	66.6%	61.6%

Operating Expenses:
GAAP operating expenses	$299.0	$335.9	$1,122.5	$1,294.7
Adjustments:
Amortization of acquired intangible assets (1)	(10.2)	(11.9)	(39.7)	(52.0)
Transaction expenses (4)	(1.5)	(1.4)	(5.7)	(4.5)
Additional Cynosure related expenses (19)	(0.5)	—	(3.2)	—
Contingent consideration adjustments (21)	0.1	(1.7)	(0.3)	(1.7)
Integration/consolidation costs (3)	(0.9)	(3.5)	(7.9)	(10.9)
MDR expenses (2)	(1.8)	—	(2.5)	—
Litigation settlements (18)	—	—	(0.7)	(4.5)
Restructuring and divestiture charges (3)	(10.5)	(0.6)	(15.3)	(6.6)
Non-income tax settlement adjustment (5)	2.9	—	2.9	—
Purchased research and development asset charges (14)	—	—	—	(4.5)
Impairment of intangible assets and equipment (16)	—	(37.5)	(4.4)	(106.7)
Acquisition related adjustments (22)	—	—	3.8	—
Non-GAAP operating expenses	$276.6	$279.3	$1,049.5	$1,103.3

Operating Margin:
GAAP income (loss) from operations	$632.8	$(86.4)	$1,105.0	$(123.8)
Adjustments to gross profit as detailed above	67.9	284.5	288.9	904.6
Adjustments to operating expenses as detailed above	22.4	56.6	73.0	191.4
Non-GAAP income from operations	$723.1	$254.7	$1,466.9	$972.2

Operating Margin Percentage:
GAAP income (loss) from operations margin percentage	47.0%	(10.0)%	29.3%	(3.7)%
Impact of adjustments above	6.7%	39.4%	9.5%	32.6%
Non-GAAP operating margin percentage	53.7%	29.4%	38.8%	28.9%

Pre-Tax Income (Loss):
GAAP pre-tax earnings (loss)	$617.1	$(122.7)	$1,001.9	$(257.7)
Adjustments to pre-tax earnings (loss) as detailed above	90.3	341.1	361.9	1,096.0
Debt extinguishment loss (6)	—	—	—	0.8
Debt transaction costs (9)	—	—	—	0.8
(Gain) loss on sale of available-for-sale marketable securities (7)	—	(0.1)	—	(0.9)
(Gain) Loss from SSI (15)	—	1.5	(1.5)	1.5
Unrealized losses (gains) on forward foreign currency contracts (8)	(5.0)	1.9	(3.8)	2.1
Other charges (23)	—	—	0.5
Non-GAAP pre-tax income	$702.4	$221.7	$1,359.0	$842.6

Net Income (Loss) Attributable to Hologic:
GAAP net income (loss)	$493.6	$(123.5)	$1,110.5	$(203.6)
Adjustments:
Amortization of acquired intangible assets (1)	74.0	90.5	292.9	370.5
Impairment of intangible assets and equipment (16)	—	241.6	30.2	685.4
Restructuring, integration/consolidation costs and MDR expenses (2) (3)	13.5	4.2	26.6	17.8
Litigation settlements (18)	—	—	0.7	4.5
Purchased research and development asset charges (14)	—	—	—	4.5
Acquisition related adjustments (4) (13) (21) (22)	2.9	4.8	8.9	13.3
Additional Cynosure related expenses (19)	2.8	—	5.5	—
Non-operating charges (6) (7) (8) (9) (15) (23)	(5.0)	3.3	(4.8)	4.3
Non-income tax settlement adjustment (5)	(2.9)	—	(2.9)	—
Discrete impact of tax reform (10)	—	—	—	5.0
Tax effect of internal reorganization (20)	—	—	—	(19.2)
Discrete tax benefit from sale of Cynosure (17)	(0.6)	—	(313.4)	—
Income tax effect of reconciling items (11)	(35.7)	(45.9)	(104.4)	(223.2)
Non-GAAP net income	$542.6	$175.0	$1,049.8	$659.3
Net loss attributable to non-controlling interest	(1.1)	—	(3.4)	—
Non-GAAP net income attributable to Hologic	$543.7	$175.0	$1,053.2	$659.3

Net Income (Loss) Percentage:
GAAP net income (loss) percentage	36.6%	(14.3)%	29.4%	(6.0)%
Impact of adjustments above	3.8%	34.5%	(1.5)%	25.6%
Non-GAAP net income attributable to Hologic percentage	40.4%	20.2%	27.9%	19.6%

Earnings (Loss) per Share Attributable to Hologic:
GAAP income (loss) per share - Diluted	$1.88	$(0.46)	$4.21	$(0.76)
Adjustment to net income (loss) (as detailed above)	0.19	$1.11	(0.23)	3.19
Non-GAAP earnings per share – diluted (12)	$2.07	$0.65	$3.98	$2.43

Adjusted EBITDA:
Non-GAAP net income	$543.7	$175.0	$1,053.2	$659.3
Interest expense, net, not adjusted above	24.7	33.5	112.2	135.3
Provision for income taxes	159.8	46.7	309.1	183.3
Depreciation expense, not adjusted above	20.3	22.5	83.1	91.0
Adjusted EBITDA	$748.5	$277.7	$1,557.6	$1,068.9

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect the exclusion of third party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(3)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.

(4)

To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect a non-income tax settlement adjustment in the fourth quarter of fiscal 2020 as the Company settled a non-income tax issue under audit.
(6)	To reflect a debt extinguishment loss from refinancing the Company's Credit Agreement.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency and option contracts, which do not qualify for hedge accounting.
(9)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of the fiscal 2019 refinancing of the Company's Credit Agreement.
(10)

To reflect the discrete impact of tax reform to the provision for income taxes for the year ended September 28, 2019. The benefit reduction was primarily related to credit utilization limitations and executive compensation deduction disallowances.

(11)	To reflect an estimated annual effective tax rate of 22.75% and 21.75% for fiscal 2020 and 2019, respectively.
(12)

Non-GAAP earnings per share was calculated based on 263,179 and 264,613 weighted average diluted shares outstanding for the three and twelve months ended September 26, 2020, respectively, and 270,993 and 271,263 for the three and twelve months ended September 28, 2019, respectively.

(13)

To reflect the fair value step up of inventory sold during the period related to the SuperSonic Imagine and Health Beacons acquisitions in fiscal 2020 and the Focal and Faxitron acquisitions in fiscal 2019.

(14)	To reflect the purchase of intangible assets to be used in research and development projects that have no future alternative use.
(15)	To reflect an adjustment to remeasure the Company's initial investment in SuperSonic Imagine pursuant to U.S. GAAP for purchase accounting.
(16)

For 2020, to reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business. For 2019, to reflect an intangible asset and equipment impairment charge aggregating $685.4 million related to the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in both the second and fourth quarters of fiscal 2019 and determined the undiscounted cash flows of the asset group were not sufficient to recover the carrying value of the asset group. As such, the Company determined the fair value of the asset group and recorded an impairment charge for the difference between its fair value and carrying value.

(17)	To reflect a discrete tax benefit from the sale of Cynosure, for which the Company has recorded a long-term receivable.
(18)	To reflect the Company's settlements of litigation. In 2019, the settlements were with Enzo and Fujifilm in the second quarter of FY19.
(19)	To reflect additional expenses incurred related to the Cynosure disposition and indemnification provisions for legal and tax matters that existed as of the date of disposition.
(20)	To reflect a discrete tax benefit recorded in the year ended September 28, 2019 from the adjustment of the Company's current and deferred tax accounts related to an internal restructuring.
(21)	To reflect an adjustment to the estimated contingent consideration liability, which is payable upon meeting defined revenue growth metrics.
(22)	To reflect an adjustment for the final Faxitron hold-back payment and an adjustment to reduce certain acquired accruals.
(23)	To reflect miscellaneous non-operating charges.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range
	Quarter Ending December 26, 2020
	Low	High
GAAP Net Income Per Share	$1.88	$2.03
Amortization of acquired intangible assets	0.27	0.27
Restructuring, Integration and Other charges	0.02	0.02
Tax Impact of Exclusions	(0.07)	(0.07)
Non-GAAP Net Income Per Share	$2.10	$2.25

Trailing 12 Months Ended September 26, 2020
Return on Invested Capital:
Adjusted Net Operating Profit After Tax
Non-GAAP net income	$1,053.2
Non-GAAP provision for income taxes	309.2
Non-GAAP interest expense	116.5
Non-GAAP other income	(8.6)
Adjusted net operating profit before tax	$1,470.3
Non-GAAP average effective tax rate (1)	22.75%
Adjusted net operating profit after tax	$1,135.7

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,046.9
Less: Average cash and cash equivalents	(651.4)
Average net debt	2,395.5
Average stockholders’ equity (3)	3,747.5
Average net debt plus average stockholders’ equity	$6,143.0

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders’ equity above)	18.5%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the twelve months ended September 26, 2020 was 22.75%.

(2) Calculated using the average of the balances as of September 26, 2020 and September 28, 2019.

(3) Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, and the impairment of intangible assets and equipment of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax.

			As of
			September 26, 2020
Leverage Ratio:
Total principal debt			$3,062.6
Total cash			(701.0)
Net principal debt, as adjusted			$2,361.6
EBITDA for the last four quarters			$1,557.6
Leverage Ratio			1.5

Other Supplemental Information:

	Three Months Ended		Twelve Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Geographic Revenues
U.S.	73.9%	75.7%	75.8%	75.3%
Europe	18.3%	11.2%	15.1%	11.8%
Asia-Pacific	5.3%	8.8%	6.0%	8.5%
All Others	2.5%	4.3%	3.1%	4.4%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
Michael.watts@hologic.com